Exhibit 10.1

EXECUTION VERSION

FOURTH AMENDMENT

THIS FOURTH AMENDMENT (this “Amendment”) dated as of April 5, 2017 to the Credit Agreement referenced below is by and among FIRST CHOICE ER, LLC, a Texas limited liability company (the “Borrower”), ADEPTUS HEALTH LLC, a Delaware limited liability company (“Holdings”), the Guarantors identified on the signature pages hereto, the Lenders identified on the signature pages hereto and DEERFIELD MANAGEMENT COMPANY, L.P., a Delaware limited partnership (“Deerfield Management”), successor to Bank of America, N.A., in its capacity as Administrative Agent for the Lenders (in such capacity, together with its successor and assigns in such capacity, the “Administrative Agent”).

W I T N E S S E T H

A.                                    Certain credit facilities have been extended to the Borrower pursuant to the Credit Agreement (as amended by that certain (i) First Amendment, dated as of August 12, 2016, (ii) Second Amendment, dated as of November 1, 2016, (iii) Third Amendment, dated as of March 7, 2017 (the “Third Amendment”), and (iv) Loan Sale and Assignment Agreement (the “LSAA”), dated as of April 3, 2017, and as may be further amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”), dated as of October 6, 2015, by and among the Borrower, the Guarantors identified therein, the Lenders identified therein and the Administrative Agent.

B.                                    The Borrower has requested that the Lenders (i) provide certain additional extensions of credit under the Credit Agreement in the same tranche of term loans as the “Bridge Loans” (as defined in the Third Amendment and further described and defined below as the “Bridge 1 Loans”) in the aggregate principal amount of $13,500,000, the proceeds of which shall be used to finance the expenses set forth in the Budget (as defined below), (ii) make certain other amendments to the Credit Agreement and (iii) forbear for the Forbearance Period (as defined below) the Specified Events of Default (as defined below).

C.                                    The Lenders have agreed to provide such additional extensions of credit, and the Lenders have agreed to (i) make certain amendments to the Credit Agreement to permit such additional extensions of credit and (ii) forbear for the Forbearance Period the Specified Events of Default, in each case on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.                                      Estoppel, Acknowledgement and Reaffirmation; Default Acknowledgment; Forbearance.

(a)                                 The Loan Parties hereby acknowledge and agree that as of April 4, 2017 (for the avoidance of doubt, prior to giving effect to the funding of the Bridge 2 Loan Proceeds (as defined below)), (a) the Outstanding Amounts under the Credit Agreement is not less than $214,499,818.94 and (b) the Outstanding Amount of (i) the Bridge 1 Loans was not less than $7,500,000.00; (ii) the Term A-1 Loan was not less than $117,187,500.00; (iii) the Incremental Term A-2 Loans was not less than $14,812,500.00; (iv) the Revolving Loans was not less than $61,900,000.00 and (iv) the L/C Obligations were not less than $13,099,818.94, each of which amounts constitutes a valid and subsisting obligation of the Loan Parties to the Lenders that is not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind.

(b)                                 The Loan Parties hereby acknowledge the Loan Parties’ obligations (including the Obligations) under the respective Loan Documents to which they are party, reaffirm that each of the Liens and security interests created and granted in or pursuant to the Collateral Documents or other Loan Documents is valid and subsisting and agree that this Amendment shall in no manner impair or otherwise adversely affect such obligations (including the Obligations), Liens or security interests, except as explicitly set forth herein.

(c)                                  Each Loan Party acknowledges and agrees that (i) the Events of Default set forth on Schedule D (the “Specified Events of Default”) have occurred and are continuing, and (ii) upon the Forbearance Termination Date (as defined below), the forbearance provided under this Section 2 shall terminate and the Administrative Agent and the Lenders shall have the right to exercise any and all rights and remedies under Section 8.02 of the Credit Agreement or otherwise under the Loan Documents or under applicable Law or at equity due to the existence of such Specified Events of Default, or any other Event of Default that has occurred and is continuing (including (A) the appointment of a receiver, (B) the right to declare all Obligations immediately due and payable pursuant to the Credit Agreement and the enforcement under the UCC of any Liens in favor of the Administrative Agent (for the benefit of itself and the Lenders), as a result of the Specified Events of Defaults, and (C) the right to institute the default rate of interest set forth in Section 2.8(c) of the Credit Agreement with respect to all Obligations) without any requirement of further notice by the Administrative Agent or any Lender to any of the Loan Parties (any such notice being expressly waived by each of such Persons).

(d)                                 The Administrative Agent and the Lenders hereby agree as of the Bridge 2 Loan Closing Date (as defined below) to forbear from exercising any rights or remedies under Section 8.02(b), (c) and (d) of the Credit Agreement with respect to the Specified Events of Defaults only (and, for the avoidance of doubt, not any other Events of Default that may occur or exist), in each case, until the date (the “Forbearance Termination Date”) that is the earliest of (each of the following in clause (i) through and including clause (v), a “Forbearance Termination Event”):  (i) the occurrence of a breach or default under this Amendment, (ii) the occurrence of a Default or Event of Default (including an Event of Default pursuant to Section 8.01(f) of the Credit Agreement) that does not constitute a Specified Event of Default, (iii) the Administrative Agent determines that the nature or extent of any Specified Event of Default is materially different from the nature or extent as disclosed to the Administrative Agent prior to the date hereof, (iv) any representation or warranty made by any Loan Party under or in connection with this Amendment shall prove to be false or misleading in any material respect (except to the extent any such representation or warranty is already qualified by materiality, in which case it shall prove to be false or misleading in all respects) as of the date when made, or (v) April 17, 2017 (the period beginning on the Bridge 2 Loan Closing Date and ending on the Forbearance Termination Date being referred to herein as the “Forbearance Period”).

(e)                                  The parties hereto agree that neither the foregoing agreement in Section 2(d) by the Administrative Agent and the Lenders nor the acceptance by the Administrative Agent, any Lender or any of their respective Affiliates or any of their respective Related Parties of any of the payments provided for in the Loan Documents, nor any payment prior to the date hereof shall, however, (i) excuse any Loan Party from any of its obligations (including Obligations) under the Loan Documents, or (ii) toll the running of any time periods applicable to any such rights and remedies, including, without limitation, any grace periods with respect to Defaults or Events of Default under the Loan Documents or otherwise.  Borrower agrees that it will not assert laches, waiver or any other defense to the enforcement of any of the Loan Documents based upon the foregoing agreement of the Administrative Agent and the Lenders to forbear or the acceptance by the Administrative Agent and the Lenders of any of the payments provided for in the Loan Documents or any payment prior to the date hereof.

(f)                                   Borrower acknowledges and agrees that, if any Forbearance Termination Event occurs on or after the date hereof, the Forbearance Termination Date shall be deemed to have automatically occurred immediately prior thereto without any notice or action by any Person and the Forbearance Period shall immediately and automatically terminate as of such time and the Administrative Agent and the Lenders shall be entitled to exercise immediately all of their rights and remedies under the Loan Documents and under applicable Law or at equity.  Each Loan Party hereby further acknowledges and agrees that from and after the Forbearance Termination Date, the Administrative Agent and the Lenders shall be under no obligation of any kind whatsoever to forbear from exercising any rights or remedies on account of the Specified Events of Defaults or any other Event of Default (whether similar or dissimilar to a Specified Event of Default).  It is the Administrative Agent’s and each Lender’s current intention not to grant any time extensions to the Forbearance Termination Date and no such grant shall be effective unless made in writing in accordance with Section 13 of this Amendment.

(g)                                  The Administrative Agent and the Lenders hereby reserve all of their rights, remedies, and powers under the Credit Agreement and the other Loan Documents, at law, in equity, or otherwise, including the right to declare all Obligations immediately due and payable pursuant to Section 8.02(b) of the Credit Agreement.

3.                                      Bridge 2 Loans.

(a)                                 The Borrower has requested, and the Lenders identified as “Bridge 2 Lenders” on the signature pages hereto (collectively, the “Bridge 2 Lenders”) have agreed to provide, additional Term Loans (the “Bridge 2 Loans”) established pursuant to a term loan facility in the same tranche as the below defined Bridge 1 Loans, in an aggregate principal amount of $13,500,000 to be funded on the Bridge 2 Loan Closing Date.

(b)                                 Each Bridge 2 Lender agrees that the amount of its Term Loan Commitment (the “Bridge 2 Loan Commitments”) with respect to the Bridge 2 Loans shall be as set forth next to such Lender’s name on Schedule A hereto.

(c)                                  Each Bridge 2 Lender (i) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto and (ii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bridge 2 Lender.

(d)                                 Each Bridge 2 Lender agrees that subject to the terms and conditions set forth in this Amendment, on the applicable dates, such Bridge 2 Lender will fund Bridge 2 Loans in Dollars to the Administrative Agent for the account of the Borrower in an amount equal to such Lender’s Bridge 2 Loan Commitment, and, the Borrower hereby irrevocably directs the Bridge 2 Lenders to fund the proceeds of the Bridge 2 Loan Commitments and the Bridge 2 Loans (the “Bridge 2 Loan Proceeds”) to Borrower using the wire instructions on Schedule F.  Borrower agrees and covenants to use the Bridge 2 Loan Proceeds solely in accordance and compliance with, and for the expenses, items and other purposes set forth in, the Budget.  The Bridge 2 Loan Commitments shall terminate on the Bridge 2 Loan Closing Date following the funding of the Bridge Loans in full.  Any Bridge 2 Loan repaid may not be re-borrowed.  For the avoidance of doubt, any Person holding a Bridge 2 Loan shall be deemed to be a “Lender” under the Credit Agreement, and the Bridge 2 Loans shall be deemed to be “Loans” under the Credit Agreement.

(e)                                  Except as expressly set forth in the Credit Agreement, as amended hereby, the terms of the Bridge 2 Loans shall be identical to the terms of the existing Term Loans.  References in the Credit Agreement to Term Loans shall include, without limitation, the Bridge 2 Loans, which shall be deemed to be a separate tranche of Term Loans (other than the Bridge 1 Loans) under the Credit Agreement and shall be in the same tranche of term loans as the Bridge 1 Loans.

4.                                      Amendments to Credit Agreement.  Subject to the occurrence of the Bridge 2 Loan Closing Date, the Credit Agreement is hereby amended as follows:

(a)                                 Each of the parties hereto hereby agrees that, notwithstanding anything to the contrary contained in the Credit Agreement or any other Loan Document, (i) all obligations of the Administrative Agent and the Lenders to make or maintain Eurodollar Rate Loans are hereby terminated as of the date hereof and Eurodollar Rate Loans shall be unavailable for the remainder of the term of the Credit Agreement and (ii) each Eurodollar Rate Loans existing on the date hereof in their current Interest Periods shall automatically be converted into a Base Rate Loan upon expiration of such Interest Period.

(b)                                 Each of the parties hereto hereby agrees that, notwithstanding anything to the contrary contained in the Credit Agreement or any other Loan Document, (i) all Revolving Commitments are hereby permanently terminated as of the date hereof and (ii) no additional Revolving Loans shall be made thereunder; provided, however, that all existing Letters of Credit outstanding on the Bridge 2 Loan Closing Date shall continue to be outstanding in accordance with the terms of the Credit Agreement and the LSAA.

(c)                                  Each of the parties hereto hereby agrees that, notwithstanding anything to the contrary contained in the Credit Agreement or any other Loan Document, no Swing Line Loans shall be available for borrowing from or after the date hereof.

(d)                                 Each of the parties hereto hereby agrees that, notwithstanding anything to the contrary contained in the Credit Agreement (including, without limitation, Section 2.16 thereof) or any other Loan Document, no Incremental Facilities shall be available to the Borrower on or after the Bridge 2 Loan Closing Date and the reference to “$50,000,000” in Section 2.16(a) of the Credit Agreement shall be deemed to be “$0”.

(e)                                  Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Bridge Loan Closing Date” in its entirety.

(f)                                   Section 1.01 of the Credit Agreement is hereby amended by inserting in appropriate alphabetical order the following new definitions or, if already contained in such Section 1.01, restating such definitions in their entirety as follows:

“Administrative Agent” means Deerfield Management Company, L.P. (as successor in such capacity to Bank of America) in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.  It being understood and agreed that Bank of America (as the predecessor Administrative Agent) solely in its role and capacity set forth in

Section 6(e) of the LSAA shall be deemed to be an agent and bailee of the Administrative Agent for the purposes set forth in Section 6(e) of the LSAA.

“Bridge 1 Lenders” means each Person with a Bridge 1 Loan Commitment or that makes or holds a Bridge 1 Loan.

“Bridge 2 Lenders” means each Person with a Bridge 2 Loan Commitment or that makes or holds a Bridge 2 Loan.

“Bridge Lenders” means Bridge 1 Lenders and Bridge 2 Lenders.

“Bridge 1 Loan Closing Date” means March 7, 2017, the date of effectiveness of the Third Amendment.

“Bridge 2 Loan Closing Date” means April 5, 2017, the date of effectiveness of the Fourth Amendment.

“Bridge 1 Loans” means each Term Loan funded pursuant to the Bridge 1 Loan Commitments.

“Bridge 2 Loans” means each Term Loan funded pursuant to the Bridge 2 Loan Commitments.

“Bridge 1 Loan Commitment” means, as to each Bridge 1 Lender, the obligation of such Bridge 1 Lender to make Bridge 1 Loans to the Borrower in the aggregate principal amount of $7,500,000, which shall be made on the Bridge 1 Loan Closing Date, subject to the terms and conditions of the Third Amendment.  For the avoidance of doubt, the parties hereto acknowledge and agree that the Bridge 1 Loan Commitment was permanently terminated in full and reduced to $0 on the Bridge 1 Loan Closing Date upon the full funding of the Bridge 1 Loans, and that no availability remains under Bridge 1 Loan Commitment.

“Bridge 2 Loan Commitment” means, as to each Bridge 2 Lender, the obligation of such Bridge 2 Lender to make Bridge 2 Loans to the Borrower in the aggregate principal amount of $13,500,000, which shall be made on the Bridge 2 Loan Closing Date, subject to the terms and conditions of the Fourth Amendment.

“Bridge Loan Commitment” means, Bridge 1 Loan Commitment and Bridge 2 Loan Commitment.

“Bridge Loan Closing Date” means the Bridge 1 Loan Closing Date and/or the Bridge 2 Loan Closing Date, as the context may require.

“Bridge Loan Maturity Date” means, the earliest of (a) April 17, 2017, (b) the date the Borrower or any other Loan Party files a voluntary petition for reorganization pursuant to chapter 11 of the Bankruptcy Code, (c) the occurrence of an Event of Default pursuant to Section 8.01(f) and (d) the acceleration of any of the Bridge Loans after the occurrence of an Event of Default pursuant to

Section 8.02(b) of the Credit Agreement (including by automatic acceleration pursuant to the proviso at the end of Section 8.02).

“Bridge Loans” means Bridge 1 Loans and Bridge 2 Loans.

“Budget” means the budget prepared by the Borrower and delivered to the Administrative Agent prior to the Bridge 1 Loan Closing Date, as the same was updated pursuant to a new budget prepared by the Borrower and delivered by the Borrower’s legal counsel to the Administrative Agent’s legal counsel on April 4, 2017 at 7:22 p.m. New York time, and as the same may be further amended or otherwise modified from time to time with the consent of the Required Lenders.

“Fourth Amendment” means the Fourth Amendment to Credit Agreement dated as of April 5, 2017.

“Interest Payment Date” means (a) the Bridge Loan Closing Date, (b) April 14, 2017 and (c) the date that is every 14 days after April 14, 2017; provided that, notwithstanding anything to the contrary in the Loan Documents, if an Event of Default occurs pursuant to Section 8.01(f), the date immediately before the day upon which such an Event of Default pursuant to Section 8.01(f) occurred shall also be an Interest Payment Date.

“LSAA” has the meaning set forth in the Fourth Amendment.

“Maturity Date” means the earliest of (a) October 6, 2020, (b) the date the Borrower or any other Loan Party files a voluntary petition for reorganization pursuant to chapter 11 of the Bankruptcy Code, (c) the occurrence of an Event of Default pursuant to Section 8.01(f) and (d) the acceleration of any of the Loans after the occurrence of an Event of Default pursuant to Section 8.02(b) (including by automatic acceleration pursuant to the proviso at the end of Section 8.02).

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect from time to time in the State of New York.

(f)                                   The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by amending and restating the last sentence of such definition as follows: “Notwithstanding anything to the contrary contained in this definition, the Applicable Rate with respect to the Bridge Loans shall be 10.0% per annum and such interest (including all unpaid interest accruing prior to the Bridge 2 Loan Closing Date) shall be added to the principal amount of the Bridge Loans (y) in arrears, on each Interest Payment Date and (z) on the Bridge Loan Maturity Date and, in the case of clauses (y) and (z), shall thereafter constitute principal for all purposes under this Agreement (and interest shall thereafter accrue on such amounts).”

(g)                                  Section 2.01 of the Credit Agreement is hereby amended by deleting clause (b) in its entirety and substituting the following therefor:

“(b) Term Loans.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make its portion of a term loan (the “Term A-1 Loan”) to the Borrower in Dollars on the Closing Date in an amount not to exceed such Lender’s Term A-1 Loan Commitment.  Subject to the terms and conditions set forth herein and in Incremental Amendment, each Incremental Term A-2 Lender severally agrees to make Incremental Term A-2 Loans to the Borrower in Dollars on the Initial Drawing Date and the Second Drawing Date, as the case may be, in an aggregate amount not to exceed such Incremental Term A-2 Lender’s Incremental Term A-2 Commitment on the Bridge 2 Loan Closing Date.  Subject to the terms and conditions set forth herein and in the Third Amendment, each Bridge 1 Lender severally agrees to make its portion of Bridge 1 Loans to the Borrower in Dollars on the Bridge 1 Loan Closing Date in an amount not to exceed such Bridge Lender’s Bridge 1 Loan Commitment.  Subject to the terms and conditions set forth herein and in the Fourth Amendment, each Bridge 2 Lender severally agrees to make its portion of Bridge 2 Loans to the Borrower in Dollars on the Bridge 2 Loan Closing Date in an amount not to exceed such Bridge Lender’s Bridge 2 Loan Commitment.  Amounts repaid on the Term Loans may not be re-borrowed.  The Term A-1 Loans, the Term A-2 Loans and the Bridge Loans shall consist of Base Rate Loans only (except, with respect to any continuing Interest Periods for any Eurodollar Rate Loans as of the Bridge 2 Loan Closing Date but only until the end of such current Interest Period, at which time, such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan from and after such time), notwithstanding anything to the contrary set forth herein or in the other Loan Documents.”

(h)                                 Section 2.08 of the Credit Agreement is hereby amended by deleting clause (c) thereof in its entirety and replacing it with the following:

“(c)                            Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  From and after the Bridge 2 Loan Closing Date, interest (including all unpaid interest accruing prior to the Bridge 2 Loan Closing Date) on each Loan shall be paid in-kind by adding such amounts to the principal amount of such Loans (y) in arrears, on each Interest Payment Date, and (z) on (I) with respect to the Bridge Loans, the Bridge Loan Maturity Date or (II) with respect to all other Loans, the Maturity Date, as applicable, and, in the case of clauses (y) and (z), shall thereafter constitute principal for all purposes under this Agreement (and interest shall thereafter accrue on such amounts).  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.”

(i)                                     Section 2.09 of the Credit Agreement is hereby amended by deleting clause (c) thereof in its entirety and replacing it with the following:

“(c)                            Bridge Loan Upfront Fee.  The Borrower shall pay to the Administrative Agent, for the account of each Lender in accordance with its Applicable Percentage, an upfront fee in an amount equal to (i) 3.0% of the aggregate Bridge 1 Loan Commitments (the “Bridge 1 Loan Upfront Fee”), which Bridge 1 Loan Upfront Fee shall be fully-earned, non-refundable due and payable as of the Bridge 1 Loan Closing Date and shall be paid directly from the proceeds of the Bridge Loans funded on the Bridge 1 Loan Closing Date and (ii) 1.0% of the aggregate Bridge 2 Loan Commitments (the “Bridge 2 Loan Upfront Fee”), which Bridge 2 Loan Upfront Fee shall be fully-earned, non-refundable, due and payable as of the Bridge 2 Loan Closing Date and shall be paid in-kind on the Bridge 2 Loan Closing Date by adding such amount to the principal of the Bridge 2 Loans for which such Bridge 2 Loan Upfront Fee was owed by the funding of such Bridge 2 Loans (and such amount shall thereafter constitute principal for all purposes under this Agreement and the other Loan Documents (and interest shall thereafter accrue on such amount)).”

(j)                                    Section 3.06(b) of the Credit Agreement is hereby amended and restated by deleting such Section in its entirety and replacing it with “(b)               [Reserved].

(k)                                 Section 6.11 of the Credit Agreement is hereby amended by deleting the last sentence thereof and replacing it with the following:

“Until the Bridge Loans have been repaid in full and all Bridge Loan Commitments have been terminated, the Loan Parties shall use the proceeds of the Bridge Loans and the Collateral to pay only the expenses of the Loan Parties as itemized in the Budget; provided, further, that, notwithstanding anything to the contrary in any Loan Documents, the Loan Parties shall pay all expenses, items and other amounts in strict accordance with the Budget and shall be required to obtain the Administrative Agent’s prior approval with respect to the payment of any other expenses, items and amounts.”

(l)                                     Section 6.15 of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“6.15                  Maintenance of Depository Relationship.

Maintain each Loan Party’s primary deposit relationship, including operating, cash management and collection/lockbox services, with Bank of America, N.A. or such other financial institution as the Administrative Agent may agree in its sole discretion.”

(m)                             Section 9.06 of the Credit Agreement is hereby amended by deleting “, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States” from the second sentence of Section 9.06(a) of the Credit Agreement.

(n)                                 Section 11.06 of the Credit Agreement is hereby amended by deleting Section 11.06(b)(i) in its entirety and replacing it with “(i)   [Reserved].”

(o)                                 Section 11.06 of the Credit Agreement is hereby amended by deleting the lead-in to Section 11.06(b)(iii) of the Credit Agreement in its entirety and replacing it with the following:

“(iii)                         Required Consents.  No consent shall be required for any assignment except to the extent required by the below:”.

(p)                                 Section 11.06 of the Credit Agreement is hereby amended by deleting Section 11.06(b)(iii)(A) of the Credit Agreement in its entirety and replacing it with “(A)   [Reserved].”

(q)                                 Section 11.06 of the Credit Agreement is hereby amended by amending and restating Section 11.06(c) of the Credit Agreement in its entirety as follows:

“(c)                            Register.  The Borrower, shall maintain at its address referred to in Section 11.02 a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  With respect to any discrepancies between the Register maintained by the Borrower and any records maintained by the Administrative Agent or the Lenders, the records of the Administrative Agent and/or such Lenders shall govern and control.  The Register shall be available for inspection by the Administrative Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.”

(r)                                    Section 11.06 of the Credit Agreement is hereby further amended by deleting each of clause (f) and clause (g) thereof in its entirety, and each reference to (and concept related to) “Disqualified Institutions” in any Loan Document shall be removed and either replaced with “[reserved]” or the provision including such reference or concept should be changed to be comprehensible without such language.

(r)                                    Section 11.13 of the Credit Agreement is hereby amended and restated by deleting such Section in its entirety and replacing it with “11.13 [Reserved].”

(s)                                   Schedule 11.02 to the Credit Agreement (“Certain Addresses for Notices”) is hereby deleted in its entirety and replaced with the revised Schedule 11.02 — Certain Addresses for Notices attached hereto as Schedule C.

5.                                      Conditions Precedent.  This Amendment shall become effective as of the date hereof upon the satisfaction (or waiver by the Administrative Agent) of the following conditions precedent:

(a)                                 receipt by the Administrative Agent of counterparts of this Amendment executed by the Borrower, the Guarantors, each of the Lenders (including without limitation each of the Bridge 2 Lenders) and the Administrative Agent;

(b)                                 receipt by the Administrative Agent of an updated Budget in form and substance acceptable to the Administrative Agent and the Lenders;

(c)                                  receipt by the Administrative Agent of a duly executed waiver of all defaults and events of default existing under the MPT Documents as of the Bridge 1 Loan Closing Date and consent under the MPT Documents for entering into this Amendment and consummating all transactions contemplated hereby (including the borrowing of the Bridge 2 Loans);

(d)                                 receipt by the Administrative Agent of opinions of legal counsel to the Loan Parties in form and substance reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent and each Lender, dated as of the date hereof;

(e)                                  receipt by the Administrative Agent of a certificate of each Loan Party dated as of the date hereof signed by a Responsible Officer of such Loan Party to the effect that the certificate of formation, certificate of limited partnership or other charter document and the operating agreement, limited partnership agreement or similar governing document of the Borrower and each other Loan Party delivered to the Administrative Agent on March 7, 2017 in connection with the Third Amendment remain true, correct and complete (or attaching true, correct and complete copies of such agreements and documents to such certificate) with no amendments or changes thereto except for any such amendments to the incumbency certificate, certificate of formation or operating agreement of the Borrower or any other Loan Party, and providing certification of incumbency of officers of each Loan Party signing this Amendment or any other Loan Document being entered into on or about the date of the Bridge 2 Loan Closing Date;

(f)                                   receipt by the Administrative Agent of a certificate of good standing for each of the Borrower and Adeptus Health, LLC from the secretary of state of the state under whose Laws such applicable Loan Party was formed;

(g)                                  receipt by the Administrative Agent of a certificate of each Loan Party dated as of the date hereof signed by a Responsible Officer of such Loan Party (A) certifying and attaching resolutions adopted by the board of directors or equivalent governing body of such Loan Party approving this Amendment and (B) in the case of the Borrower, certifying that, after giving effect to this Amendment, (1) the representations and warranties of each Loan Party contained in Article V of the Credit Agreement (other than exclusions expressly set forth on Schedule B (such exclusions, the “Credit Agreement Representation Exclusions”)) and in any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true, correct and complete in all material respects (except to the extent any such representation or warranty is already qualified by materiality, in which case it shall be true, correct and complete in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except to the extent any such representation or warranty is already qualified by materiality, in which case it shall be true, correct and complete in all respects) as of such earlier date, and (2) other than the Specified Events of Default, no Default exists; and

(h)                                 receipt by the Administrative Agent and Lenders of any fees and expenses (including attorney’s fees) requested to be paid by it on or before the date hereof in connection with this Amendment and the Bridge 2 Loan.

6.                                      Release.  In consideration of the Administrative Agent’s and the Lenders’ willingness to enter into this Amendment, each of the Loan Parties hereby releases and forever discharges the Administrative Agent, the Lenders and each of the Administrative Agent’s and the Lenders’ predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Lender Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with the Loan Documents or any of the negotiations, activities, events or circumstances arising out of or related to the Loan Documents through the date of this Amendment, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any of the Loan Parties may have or claim to have against any entity within the Lender Group.

7.             Amendment is a “Loan Document”.  This Amendment (and, for the avoidance of doubt, the LSAA) is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment (and the LSAA).

8.             Representations and Warranties; No Default.  Each Loan Party represents and warrants to the Administrative Agent and each Lender that the Budget has been prepared by the Borrower and reflects the Borrower’s good faith estimate of all necessary expenditures and that, after giving effect to this Amendment, (a) the representations and warranties of each Loan Party contained in Article V of the Credit Agreement (other than the Credit Agreement Representation Exclusions) or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true, correct and complete in all material respects (except to the extent any such representation or warranty is already qualified by materiality, in which case it shall be true, correct and complete in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except to the extent any such representation or warranty is already qualified by materiality, in which case it shall be true, correct and complete in all respects) as of such earlier date, (b) other than the Specified Events of Default, no Default exists, and (c) no event or circumstance exists or is expected to occur prior to the Bridge Loan Maturity Date which would constitute a violation of any of the terms of any MPT Document other than to the extent waived by MPT.

9.             No Other Changes.  Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

10.          Counterparts; Delivery.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

11.          Recordation of the Bridge Loans.  Upon execution and delivery hereof, the Borrower will record the Bridge 2 Loans made by the Bridge 2 Lenders in the Register in accordance with Section 11.06(c) of the Credit Agreement (as amended by this Amendment).

12.          FATCA.  For the avoidance of doubt and for purposes of determining withholding Taxes imposed under FATCA, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Bridge Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

13.          Amendment, Modification and Waiver.  This Amendment may not be amended, modified or waived except by an agreement or instrument in writing signed and delivered on behalf of each of the parties hereto.

14.          Governing Law.  This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

15.          Acknowledgment of Assignments.  The Loan Parties hereby acknowledge (and consent and agree to) the sale and assignment of all Loans and other Obligations mentioned in the documents attached as Schedule E to the assignee Lenders set forth therein and the Lenders listed on the signature pages to this Amendment (and the appointment of Deerfield Management as successor Administrative Agent as set forth in the LSAA).

16.          Severability.  If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties hereto shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction or court shall not invalidate or render unenforceable such provision in any other jurisdiction or court.

17.          Reaffirmation. Each Loan Party as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Loan Party grants Liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (b) to the extent such Loan Party granted Liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed (including the Guaranty) the Obligations and/or its obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee (including Guaranty) and grant of security interests and Liens and confirms and agrees that such security interests and Liens hereafter secure (and such guarantees (including the Guaranty) guarantee) all of the Obligations as amended hereby.  Each of the Loan Parties hereby consents to this Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed.  The execution of this Amendment shall not (i) operate as a waiver of any right, power or remedy of the Administrative Agent and the Lenders, (ii) constitute a waiver of any provision of any of the Loan Documents or (iii) serve to effect a novation of the Obligations.

18.          Ratification of Liability; Acknowledgment of Rights.  Each Loan Party hereby ratifies and confirms its respective liabilities, obligations (including Obligations), guarantees (including the Guaranty) and agreements under the Credit Agreement and the other Loan Documents and the Liens and security interests created thereby, and acknowledges that: (i) it has no defenses, claims or set-offs to the enforcement by the Administrative Agent or any Lender of such liabilities, obligations (including Obligations), guarantees (including the Guaranty) and agreements; and (ii) the Administrative Agent and the Lenders (in each case, including their predecessors) have fully performed all undertakings owed to such Loan Party as of the date hereof.

19.          No Disregard of Loan Documents.  Each Loan Party acknowledges that the parties hereto have not entered into a mutual disregard of the terms and provisions of the Credit Agreement or the other Loan Documents, or engaged in any course of dealing in variance with the terms and provisions of the Credit Agreement or the other Loan Documents, within the meaning of any applicable Law of the State of New York or otherwise.

20.          Effect on Loan Documents.

(a)           The Credit Agreement and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects.  The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a forbearance, waiver, consent or modification of any right, power, or remedy of the Administrative Agent or any lender under the Credit Agreement or any other Loan Document.  The forbearance, waivers, consents and modifications herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse any non-compliance with the Loan Documents, and shall not operate as a consent to any matter under the Loan Documents.  Except for the forbearance. waivers, consents and other modifications expressly set forth above, the text of the Credit Agreement and all other existing Loan Documents shall remain unchanged and in full force and effect and the Administrative Agent and each Lender expressly reserves the right to require strict compliance with the terms of the Credit Agreement and the other Loan Documents.  Neither the Administrative Agent nor any Lender is obligated to consider or consent to any additional request by any Loan Party for any other forbearance, waiver, consent or other modification with respect to the Credit Agreement or any other Loan Document.  To the extent that any terms, conditions or provisions of this Amendment shall contradict or be in conflict with any terms, conditions or provisions of the Credit Agreement or the other Loan Documents, after giving effect to this Amendment, such terms, conditions and provisions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement and the other Loan Documents as modified or amended hereby.

(b)           Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(c)           The provisions of Sections 1.02, 11.14(b), 11.14(c), 11.14(d) and 11.15 of the Credit Agreement shall be incorporated herein mutated mutandis.

21.          No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

22.          Headings.  The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.

23.          Construction.  This Amendment shall not be construed more strictly against the Administrative Agent or any Lender merely by virtue of the fact that the same has been prepared by the Administrative Agent, any Lender or their respective counsel, it being recognized that the  Loan Parties, the Administrative Agent and the Lenders have contributed substantially and materially to the preparation of this Amendment, and each party acknowledges and waives any claim contesting the existence and the adequacy of the consideration given by any of the other parties hereto in entering into this Amendment.

24.          Relationship of Loan Parties and the Administrative Agent and the Lenders.  The relationship between the Loan Parties, on the one hand, and the Administrative Agent and the Lenders, on the other hand, is solely that of debtor and creditor, and the Administrative Agent and the Lenders have no fiduciary or other special relationship with the Loan Parties, and no term or condition of this Amendment or any other Loan Document shall be construed so as to deem the relationship between the Loan Parties, on the one hand, and the Administrative Agent and the Lenders, on the other hand, to be other than that of debtor and creditor.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	FIRST CHOICE ER, LLC

	By:	/s/ Frank Williams
	Name:	Frank Williams
	Title:	Chief Financial Officer and Executive Vice President

GUARANTORS:	ADEPTUS HEALTH COLORADO HOLDINGS LLC
ADEPTUS HEALTH LLC
ADEPTUS HEALTH MANAGEMENT LLC
ADEPTUS HEALTH PHOENIX HOLDINGS LLC
ADEPTUS HEALTH VENTURES LLC
ADPT COLUMBUS HOLDINGS LLC
ADPT DFW HOLDINGS LLC
ADPT HOUSTON HOLDINGS LLC
ADPT NEW ORLEANS HOLDINGS LLC
ADPT NEW ORLEANS MANAGEMENT LLC
ADPT-AZ MPT HOLDINGS LLC
ADPT-AZ RE HOLDINGS LLC
ADPT-CO MPT HOLDINGS LLC
ADPT-CO RE HOLDINGS LLC
ADPT-COLUMBUS RE HOLDINGS LLC
ADPT-COLUMBUS MPT HOLDINGS LLC
ADPT-DFW MPT HOLDINGS LLC
ADPT-DFW RE HOLDINGS LLC
ADPT-HOUSTON MPT HOLDINGS LLC
ADPT-HOUSTON RE HOLDINGS LLC
ADPT-LA RE HOLDINGS LLC
ADPT-LA MPT HOLDINGS LLC
AJNH MEDICAL CENTER LLC
ALVIN MEDICAL CENTER LLC
AUSTIN BRODIE MEDICAL CENTER LLC
BRIAR FOREST-ELDRIDGE MEDICAL CENTER LLC
BRUSHY CREEK MEDICAL CENTER LLC
CENTER STREET DP MEDICAL CENTER LLC
CHANDLER GERMANN MEDICAL CENTER LLC
CINCO RANCH MEDICAL CENTER LLC
COLONIAL LAKES MEDICAL CENTER LLC
CONROE MEDICAL CENTER LLC
CONVERSE MEDICAL CENTER LLC
COPPERWOOD MEDICAL CENTER LLC
CREEKSIDE FOREST MEDICAL CENTER LLC
CULEBRA-TEZEL MEDICAL CENTER LLC

[Signature Page to Fourth Amendment]

By:	/s/ Frank Williams
Name:	Frank Williams
Title:	Chief Financial Officer and Executive Vice President

[Signature Page to Fourth Amendment]

GUARANTORS CONTINUED:	DE ZAVALA MEDICAL CENTER LLC
EAGLES NEST MEDICAL CENTER LLC
EAST PFLUGERVILLE MEDICAL CENTER LLC
EAST RIVERSIDE MEDICAL CENTER LLC
ECC MANAGEMENT, LLC
FCER MANAGEMENT, LLC
FIRST TEXAS HOSPITAL CY-FAIR LLC
FRIENDSWOOD MEDICAL CENTER LLC
FTH HOUSTON PARTNERS LLC
GILBERT MEDICAL CENTER LLC
GLEANNLOCH FARMS MEDICAL CENTER LLC
GLENDALE MEDICAL CENTER LLC
GOODYEAR MEDICAL CENTER LLC
HELOTES MEDICAL CENTER LLC
HILLIARD MEDICAL CENTER LLC
HOUSTON 9520 JONES MEDICAL CENTER LLC
KATY ER CENTER LLC
KINGWOOD MEDICAL CENTER LLC
KUYKENDAHL MEDICAL CENTER LLC
LA PORTE MEDICAL CENTER LLC
LAKEWOOD FOREST MEDICAL CENTER LLC
LEAGUE CITY MEDICAL CENTER LLC
LEGACY TRAILS MEDICAL CENTER LLC
LOUETTA MEDICAL CENTER LLC
NATIONAL MEDICAL PROFESSIONALS OF ARIZONA LLC
NORTHWEST HARRIS COUNTY MEDICAL CENTER LLC
OPFREE, LLC
OPFREE LICENSING LP
OPFREE RE INVESTMENTS, LTD.
PEARLAND PARKWAY MEDICAL CENTER LLC
PEARLAND SUNRISE MEDICAL CENTER LLC
PFLUGERVILLE MEDICAL CENTER LLC
POTRANCO MEDICAL CENTER LLC
PROVINCES MEDICAL CENTER LLC
ROSENBERG MEDICAL CENTER LLC
SAN ANTONIO NACOGDOCHES MEDICAL CENTER LLC
SIENNA PLANTATION MEDICAL CENTER LLC
SSH MEDICAL CENTER LLC
STERLING RIDGE MEDICAL CENTER LLC
SUMMERWOOD MEDICAL CENTER LLC

	By:	/s/ Frank Williams
	Name:	Frank Williams
	Title:	Chief Financial Officer and Executive Vice President

[Signature Page to Fourth Amendment]

GUARANTORS CONTINUED:	VICTORY LAKES MEDICAL CENTER LLC
WATERSIDE MEDICAL CENTER LLC
WILDERNESS-HARDY OAK MEDICAL CENTER LLC

	By:	/s/ Frank Williams
	Name:	Frank Williams
	Title:	Chief Financial Officer and Executive Vice President

[Signature Page to Fourth Amendment]

ADMINISTRATIVE AGENT:	DEERFIELD MANAGEMENT COMPANY, L.P.,
as Administrative Agent

By: Flynn Management, LLC, its General Partner

	By:	/s/ David Clark
	Name:	David Clark
	Title:	Authorized Signatory

[Signature Page to Fourth Amendment]

BRIDGE 2 LENDERS:	DEERFIELD PRIVATE DESIGN FUND IV, L.P.

By: Deerfield Mgmt IV, L.P., its General Partner
By: J.E. Flynn Capital IV, LLC, its General Partner

	By:	/s/ David Clark
	Name:	David Clark
	Title:	Authorized Signatory

DEERFIELD PARTNERS, L.P.

By: Deerfield Mgmt, L.P., its General Partner
By: J.E. Flynn Capital, LLC, its General Partner

	By:	/s/ David Clark
	Name:	David Clark
	Title:	Authorized Signatory

DEERFIELD INTERNATIONAL MASTER FUND, L.P.

By: Deerfield Mgmt, L.P., its General Partner
By: J.E. Flynn Capital, LLC, its General Partner

	By:	/s/ David Clark
	Name:	David Clark
	Title:	Authorized Signatory

[Signature Page to Fourth Amendment]